As filed with the Securities and Exchange Commission on May 6, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0038620
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

(Address of principal executive offices)

2013 Omnibus Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the Plan)

Lewis T. Williams

President, Chief Executive Officer and Chairman of the Board

Five Prime Therapeutics, Inc.

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

(Name, address and telephone number of Agent for Service)

Copies to:

Laura A. Berezin

Jaime L. Chase

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
2013 Omnibus Incentive Plan (Common stock, $0.001 par value per share)	1,107,670(2)	$43.61	$48,305,488.70	$4,864.36
2013 Employee Stock Purchase Plan (Common stock, $0.001 par value per share)	276,918(3)	$43.61	$12,076,393.98	$1,216.09
TOTAL	1,384,588	—	$60,381,882.68	$6,080.46

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration that results in an increase in the number of Five Prime Therapeutics, Inc.’s (the “Registrant”) outstanding shares of common stock.
(2)	Represents additional shares of the Registrant’s common stock reserved for future grant under the Registrant’s 2013 Omnibus Incentive Plan (the “2013 Plan”) as a result of the automatic increase in shares reserved thereunder on January 1, 2016 pursuant to the terms of the 2013 Plan.
(3)	Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2013 Employee Stock Purchase Plan (the “ESPP”) as a result of the automatic increase in shares reserved thereunder on January 1, 2016 pursuant to the terms of the ESPP.
(4)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on May 4, 2016.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,107,670 shares of common stock under the Five Prime Therapeutics, Inc. 2013 Omnibus Incentive Plan and an additional 276,918 shares of common stock under the Five Prime Therapeutics, Inc. 2013 Employee Stock Purchase Plan, pursuant to the provisions of each plan, which provide for annual automatic increases in the number of shares of common stock reserved for issuance under each respective plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Securities and Exchange Commission (the “Commission”):

(a)	the contents of the Registrant’s Registration Statements on Form S-8 relating to the 2013 Plan and the ESPP, previously filed with Commission on October 11, 2013 (File No. 333-191700), March 26, 2014 (File No. 333-194820) and March 18, 2015 (File No. 333-202854);

(b)	the Registrant’s Annual Report on Form 10-K (File No. 001-36070) for the fiscal year ended December 31, 2015, filed with the Commission on March 11, 2016;

(c)	the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36070) for the fiscal quarter ended March 31, 2016, filed with the Commission on May 6, 2016;

(d)	the Registrant’s Current Reports on Form 8-K (File No. 001-36070) filed with the Commission on January 11, 2016, January 19, 2016, January 20, 2016, January 21, 2016, January 25, 2016, March 10, 2016 and March 16, 2016; and

(e)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36070) filed with the Commission on September 16, 2013, under Section 12(b) of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index attached hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California on May 6, 2016.

Five Prime Therapeutics, Inc.

By:	/s/ Lewis T. Williams
Lewis T. Williams Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis T. Williams and Francis W. Sarena, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis T. Williams	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	May 6, 2016
Lewis T. Williams

/s/ Marc L. Belsky	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2016
Marc L. Belsky

/s/ Franklin M. Berger	Director	May 6, 2016
Franklin M. Berger

/s/ Fred E. Cohen	Director	May 6, 2016
Fred E. Cohen

Signature	Title	Date

/s/ Kapil Dhingra	Director	May 6, 2016
Kapil Dhingra

/s/ R. Lee Douglas	Director	May 6, 2016
R. Lee Douglas

/s/ Sheila Gujrathi	Director	May 6, 2016
Sheila Gujrathi

/s/ Peder K. Jensen	Director	May 6, 2016
Peder K. Jensen

/s/ Aron Knickerbocker	Executive Vice President, Chief Business Officer and Director	May 6, 2016
Aron Knickerbocker

/s/ Mark D. McDade	Director	May 6, 2016
Mark D. McDade

/s/ William Ringo	Director	May 6, 2016
William Ringo

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-190194), filed with the Commission on September 4, 2013).

4.2	2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-191700), filed with the Commission on October 11, 2013).

4.3	Form of Incentive Stock Option Agreement under 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190194), filed with the Commission on July 26, 2013).

4.4	Form of Non-Qualified Option Agreement under 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190194), filed with the Commission on July 26, 2013).

4.5	Form of Restricted Stock Agreement under 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193491), filed with the Commission on January 22, 2014).

4.6	2013 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8 (File No. 333-191700), filed with the Commission on October 11, 2013).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).